EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

      We consent to the incorporation by reference in the registration statement of ITI Technologies, Inc. on Form S-8 of our reports dated February 18, 1997, on our audits of the consolidated financial statements and financial statement schedule of ITI Technologies, Inc. as of December 31, 1996 and 1995, and for the years ended December 31, 1996, 1995 and 1994, which reports are included in the Annual Report on Form 10-K for the year ended December 31, 1996.


                                             Coopers & Lybrand L.L.P.


Minneapolis, Minnesota
March 21, 1997